EXHIBIT 21


                             LIST OF SUBSIDIARIES OF
                                FRED MEYER, INC.
                                January 30, 1999

                                                       Jurisdiction of
 Name of                                                Incorporation
Subsidiary                                             or Organization
----------                                             ---------------

Fred Meyer Stores, Inc.                                   Delaware
   B&B Stores, Inc.                                       Montana
      B&B Pharmacy, Inc.                                  Montana
   CB&S Advertising Agency, Inc.                          Oregon
   Distribution Trucking Company                          Oregon
   FM, Inc.                                               Utah
   FM Holding Corporation                                 Delaware
      Grand Central, Inc.                                 Utah
   FM Retail Services, Inc.                               Washington
   Fred Meyer, Inc.                                       Washington
   Fred Meyer of Alaska, Inc.                             Alaska
   Fred Meyer of California, Inc.                         California
   Fred Meyer HK Limited                                  Hong Kong
   Fred Meyer Jewelers, Inc.                              Delaware
      Merksamer Jewelers, Inc.                            California
   Natur Glo, Inc.                                        Oregon
   Roundup Co.                                            Washington
      JH Properties, Inc.                                 Washington

Smith's Food & Drug Centers, Inc.                         Delaware
   Richie's, Inc.                                         Texas
   Smith's Beverage of Wyoming, Inc.                      Wyoming
   Smitty's Supermarkets, Inc.                            Delaware
      Smitty's Super Valu, Inc.                           Delaware
         Compare, Inc.                                    Delaware
         Saint Lawrence Holding Company                   Delaware
            SLHC2, Inc.                                   Delaware
         Smitty's Equipment Leasing, Inc.                 Delaware
   Treasure Valley Land Company, L.C.                     Idaho
   Western Property Investment
         Group, Inc.                                      California




Fred Meyer Foundation,
   a Nonprofit corporation                                Oregon


Healthy Options, Inc.                                     Delaware

Quality Food Centers, Inc.                                Washington
   Hughes Markets, Inc.                                   California
      Hughes Realty, Inc.                                 California
   KU Acquisition Corporation                             Washington
   Quality Food, Inc.                                     Delaware
      Quality Food Holdings, Inc.                         Delaware
         QFC Sub, Inc.                                    Washington
   Second Story, Inc.                                     Washington
   Art's Food Centers, Inc.                               Washington

Food 4 Less Holdings, Inc.                                Delaware
   Ralphs Grocery Company                                 Delaware
      Cala Co.                                            Delaware
         Bay Area Warehouse Stores, Inc.                  California
         Bell Markets, Inc.                               California
         Cala Foods, Inc.                                 California
      Crawford Stores, Inc.                               California
         Food 4 Less of Southern California, Inc.         Delaware
            Alpha Beta Company                            California
               Food 4 Less GM, Inc.                       California
               Food 4 Less of California, Inc.            California
               Food 4 Less Merchandising, Inc.            California